UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SENSIENT TECHNOLOGIES CORPORATION

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On April 3, 2014, Sensient Technologies Corporation ("Sensient" or the "Company") issued a press release in response to an erroneous press release issued today by FrontFour Capital Group LLC (“FrontFour”) alleging that Sensient Director Dr. Elaine R. Wedral has a conflict of interest based on her service as a director of Balchem Corporation (“Balchem”). The Company’s press release is furnished below.

Sensient Responds to FrontFour Statement

FrontFour Makes False and Materially Misleading Statement About Sensient Director

MILWAUKEE – April 3, 2014 – The following statement from Sensient Technologies Corporation (NYSE:  SXT; “Sensient”) is in response to an erroneous press release issued today by FrontFour Capital Group LLC (“FrontFour”) alleging that Sensient Director Dr. Elaine R. Wedral has a conflict of interest based on her service as a director of Balchem Corporation (“Balchem”).

On March 28, 2014, Balchem had already issued a Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) announcing Dr. Wedral’s retirement from the Balchem board of directors.

FrontFour’s Stephen E. Loukas wrote a letter to Sensient’s Board of Directors yesterday claiming that Dr. Wedral, Sensient’s soon-to-be Lead Director, has a conflict of interest that would require her to resign from Sensient’s Board.  Today, Mr. Loukas and FrontFour issued a press release reiterating the points made in Mr. Loukas’s letter.  In these materials, Mr. Loukas notes Dr. Wedral’s service as a director of Balchem, a fact Sensient has disclosed annually in its proxy materials.

On March 31, 2014, Balchem announced its entry into a definitive material agreement to acquire SensoryEffects (a sometimes competitor of Sensient Flavors).  In Mr. Loukas’s letter of April 2, 2014 and FrontFour’s press release this morning, they claim that Dr. Wedral would have a conflict of interest by continuing to serve on the boards of both Sensient and Balchem.  Mr. Loukas even went so far as to suggest that Dr. Wedral might be violating United States antitrust law.

What both Mr. Loukas and FrontFour overlook or deliberately ignore is Balchem’s announcement on a Form 8-K filed with the SEC on March 28, 2014.  In that filing, Balchem announced that Dr. Wedral had informed Balchem on March 25, 2014 of her retirement from the Balchem board effective as of April 1, 2014.  Two days before FrontFour’s press release, Dr. Wedral had already retired from the Balchem board.  Obviously, there is no conflict of interest here, let alone an antitrust violation.

We cannot know with certainty what Mr. Loukas and his team were doing here.  We believe this failure to notice Balchem’s public disclosure of Dr. Wedral’s retirement could be merely an act of breathtaking incompetence.  Alternately, FrontFour’s error could be a deliberate act to materially deceive Sensient’s shareholders.  In any case, our strong view is that Mr. Loukas and his team are utterly unfit to opine on matters of Sensient’s corporate governance or anything else, and we believe Sensient’s shareholders should not vote for any of FrontFour’s director nominees.

We urge Sensient’s shareholders to vote the WHITE PROXY CARD today.

FORWARD-LOOKING STATEMENTS

This document contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:  the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This document contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013.

ADDITIONAL INFORMATION

In connection with its 2014 Annual Meeting of Shareholders, Sensient has filed a proxy statement and other documents regarding the 2014 Annual Meeting of Shareholders with the Securities and Exchange Commission (“SEC”) and has mailed the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2014 Annual Meeting of Shareholders. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, from Sensient at its website, www.sensient.com, or by writing to Sensient Technologies Corporation, 777 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Investor Relations.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances. Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals. The Company's customers include major international manufacturers representing most of the world's best-known brands. Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

CONTACT:
Dick Hobbs
(414) 347-3706